SECURITY AGREEMENT

         THIS SECURITY AGREEMENT is entered into as of the day of May, 2001, by and between INTERLOTT TECHNOLOGIES, INC., a ______ corporation (the "Borrower") and FIFTH THIRD BANK, an Ohio banking corporation (the "Bank").

Section 1.        Definitions:

         1.1      Specific Definitions.  The following definitions will apply:

     (a) "Accounts" means all accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all obligations in any form including but not limited to those arising out of the sale or lease of goods or the rendition of services by Borrower; all guaranties, letters of credit and other security for any of the above; all merchandise returned to or reclaimed by Borrower; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

     (b) "Debtors" means Borrower's customers and all other persons obligated to Borrower on Accounts.

     (c) "Equipment" means all machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Bank's copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith.

     (d) "General Intangibles" means all general intangibles, chooses in action, causes of action, obligations or indebtedness owed to Borrower from any source whatsoever, and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.

     (e) "Inventory" means any and all goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, or otherwise and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.



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     (f) "Lien" means any security interest,  mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

     (g) In addition to the foregoing, the definitions of the terms Accounts, Inventory, Equipment and General Intangibles will have the meanings attributed thereto in the applicable version of the Uniform Commercial Code adopted in the jurisdiction where Secured Party's principal place of business is located, as such definitions may be enlarged or expanded from time to time by amendment or judicial decision.

         1.2 Other Definitions. Capitalized terms not defined herein have the meanings set forth in the Credit Agreement of even date herewith between Borrower and Bank (the "Credit Agreement"). All other undefined terms will have the meaning given to them in the Ohio Uniform Commercial Code.

Section 2.        Security.

         2.1 Security Interest of Bank. To induce Bank to make the Loans, and as security for all Obligations, Borrower hereby assigns to Bank as collateral and grants to Bank a continuing pledge and security interest in the following property of Borrower (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where it is located, which shall be subject to the terms and conditions of the Subordination Agreement:

          (a) all Accounts;

          (b) all Inventory;

          (c) all Equipment;

          (d) all General Intangibles;

          (e) all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all tort or other claims against third parties arising out of damage or destruction of Collateral, all property received wholly or partly in trade or exchange for Collateral, all fixtures, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein; and


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

          (f) all instruments, chattel paper, documents, securities, money, cash, letters of credit, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in the possession or control of Bank or in transit by mail or carrier to or in the possession of any third party acting on behalf of Bank, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same, and the proceeds thereof, all rights to payment from all claims against Secured Party, and any deposit accounts of Borrower with Bank, including certificates of deposit, all demand, time, savings, passbook or other accounts.

          2.2 Representations in Schedule I. The representations and warranties in Schedule I attached hereto entitled the Specific Representation Schedule are true and correct. Except as otherwise permitted hereunder, Borrower will not change its name, transfer executive offices or maintain records with respect to Accounts at any location other than the present locations specified in that schedule.

          2.3 Provisions Concerning Accounts. (a) Borrower represents and warrants that each Account reflected in Borrower's books and records and on each Collateral Report submitted to Bank is, or at the time it arises will be owned by Borrower free and clear of all Liens in favor of any third party, will be a bona fide existing obligation created by the final sale and delivery goods or the completed performance of services by Borrower in the ordinary course of its business, will be for a liquidated amount maturing as stated in the supporting data covering such transaction, and will not be subject to any known deduction, offset, counterclaim, return privilege or other condition, except as reflected on Borrower's books and records and on all Collateral Reports delivered to Bank. Borrower will not redate any invoices. Any allowances between Borrower and its customers will be in accordance with the usual customary practices of Borrower, as they exist at this time.

          (b) Any officer, employee or agent of Bank will have the right, at any time or times hereafter, in the name of Bank or its nominee (including Borrower), to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, or otherwise. Bank or its designee may at any time notify Debtors that Accounts have been assigned to Bank or of Bank's security interest therein, and after default by Borrower hereunder collect the same directly and charge all collection costs and expenses to Borrower's account.




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


          (c) If Borrower becomes aware that a Debtor disputes liability or makes any claim with respect to an Account in excess of $10,000 or that a receivership petition or petition under any chapter of the federal bankruptcy act is filed by or against a Debtor, or that a Debtor dissolves, makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, or that any other event occurs which adversely affects the value of any Account owed by a debtor, Borrower will immediately notify Bank of each such event where such event is material in nature. After default by Borrower hereunder, Borrower will not grant any discounts, credit or allowances to any Debtor and will not accept returns of merchandise without Bank's consent. After default by Borrower, Bank may settle disputes and claims directly with Debtors, and in such cases, Bank will credit Borrower's account with the net amounts collected from such disputed Accounts, after expenses of collection.

          (d) Borrower appoints Bank or Bank's designee as its attorney-in-fact to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts or Inventory, on drafts against Debtors, on schedules and assignments of Accounts or Inventory, on notices of assignment and other public records, on verifications of Accounts and on notices to Debtors; to notify post office authorities to change the address for delivery of Borrower's mail to an address designated by Bank, to receive and open all mail addressed to Borrower and to retain all mail relating to Collateral and forward all other mail to Borrower; to send requests for verification of accounts to customers or Debtors, and to do all things necessary to carry out or enforce this Agreement. Borrower ratifies and approves all acts of Bank as attorney-in-fact. Bank as attorney-in-fact will not be liable for any acts or omissions, or for any error of judgment or mistake of fact or law except for bad faith. This power, being coupled with an interest, is irrevocable until all Obligations have been fully satisfied; provided that Bank will not exercise this power until after an Event of Default.

          (e) If any Accounts will arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower will promptly notify Bank and will perfect Bank's Lien in such Accounts under the provisions of the Federal laws on assignment of claims.

          2.4 Provisions Concerning General Intangibles. Borrower represents and warrants that Borrower owns all of the General Intangibles in which Borrower grants Bank a Lien, free and clear of any Liens in favor of any person other than Bank. Borrower will preserve all patents, trademarks, copyrights and the like which are necessary or useful for the conduct of its business.




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


          2.5 Provisions Concerning Inventory. (a) Borrower represents and warrants that each item of Inventory will be valued by Borrower at the lower of cost or market on a FIFO basis. Borrower has informed Bank on
     Schedule I of all places where Borrower maintains Inventory or has maintained Inventory at any time during the past four months, including, without limitations, facilities leased and operated by Borrower and locations neither owned nor leased by Borrower. Schedule I indicates whether the premises are those of a warehouseman or other party. No Inventory will be removed from the current locations or stored at locations other than the current locations disclosed to Bank on Schedule I, except
     (i) for the purpose of sale in the ordinary course of Borrower's business or (ii) upon 30 days' written notice to Bank, to such other locations as to which all action required to perfect and protect Bank's lien in such Inventory has been taken. Inventory may be moved from one current location to another.

          (b) Borrower will keep all Inventory in good order and condition and will maintain full, accurate and complete books and records with respect to Inventory at all times.

          (c) Except during the continuance of an Event of Default, Borrower may sell Inventory in the ordinary course of its business (which does not include a transfer in full or partial satisfaction of indebtedness).

          (d) If any Inventory is stored with a bailee, warehouseman or similar party at any time, Borrower so storing such Inventory will inform Bank of that fact and will take all steps requested by Bank so that Bank retains a first priority perfected Lien in those assets.

          (e) Borrower has not purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the seller's business, except as set forth on an exhibit attached hereto.

          2.6 Provisions Concerning Equipment. (a) Borrower warrants and represents that Borrower has informed Bank on Schedule I of all places where any of Borrower's Equipment is located or has been located at any time during the past four months. No Equipment will be moved to any location not disclosed to Bank on Schedule I but Equipment may be moved from one such location to another. In addition, Borrower may move Equipment from job site to job site provided that Borrower will provide Bank with prior written notice if any Equipment with a book value in excess of $50,000 is to be moved to and maintained at a particular job site for a period in excess of three months.

          (b) Borrower will keep and maintain the Equipment in good operating condition and repair, make all necessary replacements so that its value and operating efficiency is maintained and preserved. Borrower will immediately notify Bank of any material loss or damage to the Collateral.

          (c) Borrower will immediately deliver to Bank all certificates of title or applications for title or the like for any vehicles, ships or airplanes covered by certificates of title. Borrower will take all steps necessary to perfect Bank's Lien in such assets.




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


          (d) Borrower will not permit any item of Equipment to become a fixture to real estate or accession to other property and the Equipment is now and will at all times remain and be personal property, except with the prior written consent of Bank. If any of the Collateral is or may become a fixture, Borrower will obtain from all persons with an interest in the relevant real estate such waivers or subordinations as Bank reasonably requires.

          2.7 Liens. Borrower has good and marketable title to its respective Collateral, and the Liens granted to Bank in this Agreement are fully perfected first priority Liens in the Collateral with priority over the rights of every person other than Borrower in the Collateral. Borrower is the owner of all personal property in its possession, and all assets of Borrower are owned free, clear and unencumbered, except for the Lien of Bank and except for Liens imposed by law which secure amounts not yet due and payable and Permitted Liens.

          2.8 Further Assurances. (a) Borrower will execute and deliver to Bank at Bank's request all financing statements, continuation statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and to fully consummate all transactions contemplated under this Agreement. Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney with power to sign the name of Borrower on any such documents.

          (b) If any Collateral, including proceeds, consists of a letter of credit, advice of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively, "Negotiable Collateral") Borrower will, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Bank and deliver actual physical possession of the Negotiable Collateral to Bank.

          (c) Bank may inspect and verify Borrower's books and records at any time or times hereafter, during usual business hours, in order to verify the amount or condition of the Collateral, or any other matter relating to the Collateral or Borrower's financial condition. Borrower will promptly deliver to Bank copies of all books and records requested by Bank.

          2.9 Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, government charge or levy or to maintain insurance within the time permitted by this Agreement or the Credit Agreement, or to discharge any Lien prohibited hereby, or to comply with any other obligation, Bank may, but will not be required to, pay, satisfy, discharge or bond the same of the account of Borrower, and to the extent permitted by law and all monies so paid out will be secured by the Collateral.

          2.10 Borrower Remains Liable. Borrower will remain liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and Bank will not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.




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


          2.11 Insurance. Borrower will insure the Collateral against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Bank as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Bank, and (c) will provide for thirty (30) days written notice to Bank before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Bank by Borrower on the date of execution of this Agreement.

          2.12 Purchase Money Security Interest. Borrower may grant a purchase money security interest in Equipment to the extent permitted by the Credit Agreement ("Permitted Purchase Money Security Interest"), which may be superior to the Bank's security interest hereunder and after-acquired Equipment.

          2.13 Misc. Except as otherwise provided herein, Borrower will not encumber, pledge, mortgage, grant a security interest in, assign, sell (except for sales in the ordinary course of business), lease or otherwise dispose of or transfer any of the Equipment. If any Equipment is sold, transferred or otherwise disposed of and (i) (a) such sale, transfer or disposition is effected without replacement of the Equipment so sold, transferred or disposed of or (b) such Equipment is replaced by Equipment leased by Borrower, then Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Bank, which proceeds shall be applied to the repayment of the Loans, or (ii) such sale, transfer or disposition is made in connection with the purchase by Borrower of replacement Equipment, Borrower shall use the proceeds of such sale, transfer or disposition to finance the purchase by Borrower of replacement Equipment and shall deliver to Bank written evidence of the use of the proceeds for such purchase. The Bank shall release its security interest in any Equipment to permit Borrower to dispose of the same in compliance with the terms of this paragraph.

Section 3         Events of Default and Remedies.

          3.1 Events of Default. Any of the following events will be an Event of
     Default:

          (a) any representation or warranty made herein by Borrower is incorrect when made or reaffirmed; or

          (b) Borrower fails to keep its assets insured as required herein or in the Credit Agreement, or material uninsured damage to or loss, theft or destruction of the Collateral occurs; or




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


          (c) Borrower fails to observe or perform any covenant, condition or agreement herein and the failure or inability of Borrower to cure such default within 30 days of the occurrence thereof, provided that such 30 day grace period will not apply to (i) a breach of any covenant which in Bank's good faith judgment is incapable of cure, (ii) any failure to maintain insurance or permit inspection of the Collateral or of the books and records of Borrower, or (iii) any breach of any covenant which has already occurred; or

          (d) a default or breach occurs under the Credit Agreement, the Senior Debt Credit Facility, the Loan Documents or any document or agreement evidencing or securing the Obligations.

          3.2 Remedies. If any Event of Default will occur and be continuing, in addition to the remedies provided in the Credit Agreement:

          (a) Bank may resort to the rights and remedies of a secured party under the Uniform Commercial Code including the right to enter any premises of Borrower, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral;

          (b) Bank may ship, reclaim, recover, store, finish, maintain and repair the Collateral, and may sell the Collateral at public or private sale, and Borrower will be credited with the net proceeds of such sale only when they are actually received by Bank and any requirement of reasonable notice of any disposition of the Collateral will be satisfied if such notice is sent to Borrower 10 days prior to such disposition;

          (c) Borrower will upon request of Bank assemble the Collateral and any records pertaining thereto and make them available at a place designated by Bank; or

          (d) Bank may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Borrower.

          3.3 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or the Credit Agreement or now or hereafter existing at law or in equity or by statute.

Section 4         Miscellaneous Provisions.

          4.1 Miscellaneous. No delay or omission to exercise any right will impair any such right or be a waiver thereof, and a waiver on one occasion will be limited to that particular occasion. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, the remainder of this Agreement will not be affected thereby.




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


          4.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its obligations hereunder. Bank (and any subsequent assignee) may transfer and assign this Agreement or may assign partial interests or participation in the Loans to other persons.

          4.3 Subsidiaries. If Borrower has any additional Subsidiaries at any time during the term of this Agreement, the term "Borrower" in each representation, warranty and covenant herein will mean "Borrower and each Subsidiary individually and in the aggregate," and Borrower will cause each Subsidiary to be in compliance therewith.

          4.4 Financing Statement. Borrower hereby authorizes Bank to file a copy of this Agreement as a Financing Statement under the Uniform Commercial Code with appropriate county and state government authorities necessary to perfect the Bank's security interest in the Collateral as set forth herein.

          4.5 Notices. Any notices under or pursuant to this agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, to the addresses then provided for in the Notices section of the Credit Agreement.

          4.6 Governing Law; Jurisdiction. This Agreement will be governed by the domestic laws of the State of Ohio. Borrower agrees that the state and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Credit Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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                         with signature page to follow]











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         IN WITNESS WHEREOF, Borrower and Bank have executed this Security
Agreement by their duly authorized officers as of the date first above written.

                                         INTERLOTT TECHNOLOGIES, INC.

                                         By:________________________________

                                         Its:_________________________________


                                         FIFTH THIRD BANK

                                         By:________________________________

                                         Its:________________________________






































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